UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 4, 2007

(Date of earliest event reported)

QUEST RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification Number)

9520 North May Ave., Suite 300

Oklahoma City, Oklahoma 73120

(Address of principal executive offices, including zip code)

(405) 488-1304

(Registrant’s telephone number, including area code)

Item 8.01 Other Events.

On June 4, 2007, Quest Resource Corporation (“Quest”) issued a press release reporting that it intends to form a master limited partnership for its E&P operations. Quest also announced its intention that the partnership would conduct an initial public offering of its limited partnership interests. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Quest Resource Corporation dated June 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION

By:	/s/ Jerry D. Cash
Jerry D. Cash
Chief Executive Officer

Date: June 4, 2007

2